Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Registration Statement of VSee Health, Inc. (formerly known as Digital Health Acquisition Corp.) on the Form 10-K of our report dated March 31, 2026 with respect to our audits of the consolidated financial statements of VSee Health, Inc. as of December 31, 2025 and 2024 and for the years then ended.

We also consent to the Company’s reference to WWC, P.C., as an independent registered public accounting firm, as “Experts” in matters of accounting.

San Mateo, California	WWC, P.C.
March 31, 2026	Certified Public Accountants
PCAOB ID: 1171